UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 18, 2010

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices)

(425) 354-5038

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Item 8.01. Other Events.

As previously announced, AVI BioPharma, Inc. (“AVI” or “the Company”) entered into a contract with the Transformational Medical Technologies Initiative (“TMTI”), a Department of Defense program, to identify one or more RNA-based drug candidates against pandemic H1N1 virus (also known as swine flu or swine origin influenza virus), initially to the stage of preclinical testing. Under the agreement, AVI conducted in vitro and preclinical in vivo studies against H1N1 to demonstrate the Company’s ability to treat emerging infectious diseases by producing multiple therapeutic candidates against H1N1 and preclinically evaluating their efficacy. TMTI recently issued a press release regarding the initial results from these studies. AVI is filing the following additional statement in connection with the TMTI press release:

•                  AVI generated and tested several RNA-based drug candidates in a number of preclinical studies using a mouse model of seasonal flu.

•                  The lead drug candidate from the mouse studies has been advanced into ferret preclinical testing utilizing a fully virulent human pandemic H1N1 virus.

•                  The single ferret study completed to date included various treatment groups employing different doses of AVI’s lead drug candidate, a scrambled sequence control, a saline control and a positive control utilizing a standard of care drug, oseltamivir, also known as Tamiflu.

•                  AVI’s lead RNA-based candidate drug showed a statistically significantly greater reduction in viral titer and clinical scores in infected ferrets than was seen with the scrambled sequence control, the saline control or the positive control using oseltamivir.

•                  AVI intends to repeat this study and obtain additional data, which may be available early this year.

The information provided under Items 7.01 and 8.01 in this Current Report on Form 8-K shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on January 19, 2010.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer (Principal Operating Officer)